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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


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            PARENT                               SUBSIDIARIES                       JURISDICTION OF          PERCENT OF
            ------                               ------------                       ----------------         ----------
                                                                                      ORGANIZATION            OWNERSHIP
                                                                                      ------------            ---------
Hawk Corporation                Friction Products Co. (1)                        Ohio                           100%
                                Logan Metal Stampings, Inc. (1)                  Ohio                           100%
                                S.K. Wellman Holdings, Inc.                      Delaware                       100%
                                Quarter Master Industries, Inc. (2)              Delaware                       100%
                                Tex Racing Enterprises, Inc. (2)                 Delaware                       100%
                                Hawk Precision Components Group, Inc.            Ohio                           100%

Hawk Precision Components       Helsel, Inc. (3)                                 Delaware                       100%
Group, Inc.                     Sinterloy Corporation (3)                        Delaware                       100%
                                Allegheny Clearfield, Inc. (3)                   Pennsylvania                   100%
                                Hawk MIM, Inc.                                   Ohio                           100%

Friction Products Co.           Hawk Brake, Inc. (1)(2)                          Ohio                           100%

Hawk Mauritius, Ltd             Hawk Composites (Suzhou) Company Limited (4)     China                          100%

Hawk MIM, Inc.                  Net Shape Technologies LLC                       Delaware                       100%

Helsel, Inc.                    Hawk Motors, Inc.                                Delaware                       100%
                                Hawk Motors de Mexico, S. de R.L. de C.V.        Mexico                          95%
                                Hawk Mauritius, Ltd                              Mauritius                      100%

Hawk Motors, Inc.               Hawk Motors de Mexico, S. de R.L. de C.V.        Mexico                           5%
                                Hawk Motors Monterrey, S.A. de C.V.              Mexico                           5%

Hawk Motors de Mexico, S. de
R.L. de C.V.                    Hawk Motors Monterrey, S.A. de C.V.              Mexico                          95%

S.K. Wellman Holdings, Inc.     S.K. Wellman Corp. (1)                           Delaware                       100%
                                S.K. Wellman S.p.A.(1)                           Italy                           95%

S.K. Wellman Corp.              The S.K. Wellman Company of Canada Limited (1)   Canada                         100%
                                S.K. Wellman S.p.A. (1)
                                                                                 Italy                            5%
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(1)     These subsidiaries also conduct business under the trade name "The
        Wellman Products Group."

(2) These subsidiaries also conduct business under the trade name "Hawk Performance."

(3) These subsidiaries also conduct business under the trade name "Hawk Precision Components Group."

(4)     This subsidiary also conducts business under the trade name "Hawk
        Composites."